Exhibit 10.1

WAIVER TO CREDIT AGREEMENT

THIS WAIVER TO CREDIT AGREEMENT (this “Waiver Agreement”) is made and entered into as of April 25, 2005, by and among REWARDS NETWORK INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Agent”) and as the L/C Issuer, each of the Lenders signatory hereto, and each of the Guarantors (as defined in the Credit Agreement) signatory hereto.

W I T N E S S E T H:

WHEREAS, Agent, the lenders party thereto (collectively, the “Lenders” and individually each a “Lender”) and Borrower have entered into that certain Credit Agreement dated as of November 3, 2004 (as from time to time amended, restated, amended and restated, extended, supplemented, modified or replaced, the “Credit Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have agreed to make and have made available to Borrower a revolving credit facility in an aggregate principal amount of $50,000,000; and

WHEREAS, each of the Guarantors has entered into a Guaranty pursuant to which it has guaranteed the payment and performance of the obligations of Borrower under the Credit Agreement and the other Loan Documents; and

WHEREAS, Borrower has requested, among other things, that Defaults or Events of Default related to certain covenants under the Credit Agreement be waived, each in the manner set forth herein, and Agent and the Lenders party hereto, subject to the terms and conditions contained herein, are willing to effect such waiver on the terms and conditions contained in this Waiver Agreement;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Waiver. Agent and each Lender hereby waive any and all Defaults or Events of Default pursuant to Section 8.01(b) of the Credit Agreement having occurred or to occur as a result of a breach of Sections 6.12(a) and 6.12(b) of the Credit Agreement for the quarterly accounting period of Borrower ended March 31, 2005. The waiver set forth in this Section 1 is limited to the extent specifically set forth above and shall in no way serve to waive compliance with Section 6.12(a) or Section 6.12(b) of the Credit Agreement for any other accounting period or to waive any other terms, covenants or provisions of the Credit Agreement or any other Loan Document, or any obligations of Borrower, other than as expressly set forth above. Furthermore, the waiver set forth in this Section 1 shall in no way serve as a waiver of a Default for purposes of, and such waiver shall not constitute satisfaction of, Section 4.02(b) of the Credit Agreement with respect to any Credit Extension or Request for Credit Extension by Borrower.

2. Conditions to Effectiveness. The effectiveness of this Waiver Agreement and the waivers provided herein are subject to the satisfaction of the following conditions precedent:

(a) Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Agent:

(i) four (4) original counterparts of this Waiver Agreement, duly executed by Borrower, each Guarantor, Agent and the Required Lenders; and

(ii) such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as Agent shall reasonably request; and

(b) all fees and expenses payable to Agent and the Lenders (including the fees and expenses of counsel to Agent) estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

Upon satisfaction of the conditions set forth in this Section 2, this Waiver Agreement shall be effective as of the date hereof.

3. Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the waivers set forth herein and hereby confirms and ratifies in all respects the Guaranty to which such Guarantor is a party (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Waiver Agreement and the waivers contemplated hereby) and the enforceability of such Guaranty against such Guarantor in accordance with its terms.

4. Representations and Warranties. In order to induce Agent and the Lenders to enter into this Waiver Agreement, the Borrower represents and warrants to Agent and the Lenders as follows:

(a) The representations and warranties of Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4(a), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(b) Since the date of the most recent financial reports of the Borrower delivered pursuant to Section 6.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

(c) The Persons appearing as Guarantors on the signature pages to this Waiver Agreement constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date, and each of such Persons has become and remains a party to a Guaranty as a Guarantor;

(d) This Waiver Agreement has been duly authorized, executed and delivered by Borrower and the Guarantors party hereto and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(e) After giving effect hereto, no Default or Event of Default exists or would result from the waivers provided herein; provided that, the waiver provided herein shall in no way serve as a waiver of a Default for purposes of, and such waiver shall not constitute satisfaction of, Section 4.02(b) of the Credit Agreement with respect to any Credit Extension or Request for Credit Extension by Borrower.

5. Entire Agreement. This Waiver Agreement, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Waiver Agreement may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

6. Full Force and Effect of Agreement. Borrower hereby acknowledges and agrees that, notwithstanding the waivers provided herein, the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

7. Counterparts. This Waiver Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8. Governing Law. This Waiver Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Illinois applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

9. Enforceability. Should any one or more of the provisions of this Waiver Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

10. Successors and Assigns. This Waiver Agreement shall be binding upon and inure to the benefit of Borrower, Agent and each of the Guarantors and the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

11. Expenses. Without limiting the provisions of Section 10.04 of the Credit Agreement, Borrower agrees to pay all reasonable out of pocket costs and expenses (including without limitation reasonable legal fees and expenses) incurred before or after the date hereof by Agent and its Affiliates in connection with the preparation, negotiation, execution, delivery and administration of this Waiver Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to Credit Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:

REWARDS NETWORK INC.

By:	/s/ Kenneth R. Posner
Name:	Kenneth R. Posner
Title:	Senior Vice President, Finance and Administration, and Chief Financial Officer

Rewards Network Inc.

Waiver to Credit Agreement

Signature Pages

GUARANTORS:

IDINE MEDIA GROUP INC.

By:	/s/ Kenneth R. Posner
Name:	Kenneth R. Posner
Title:	Treasurer

REWARDS NETWORK ESTABLISHMENT SERVICES INC.

By:	/s/ Kenneth R. Posner
Name:	Kenneth R. Posner
Title:	Senior Vice President and Treasurer

REWARDS NETWORK INTERNATIONAL, INC.

By:	/s/ Kenneth R. Posner
Name:	Kenneth R. Posner
Title:	Treasurer

REWARDS NETWORK SERVICES INC.

By:	/s/ Kenneth R. Posner
Name:	Kenneth R. Posner
Title:	Senior Vice President and Treasurer

TMNI INTERNATIONAL INCORPORATED

By:	/s/ Kenneth R. Posner
Name:	Kenneth R. Posner
Title:	Treasurer

FFA ACQUISITION CORP.

By:	/s/ Kenneth R. Posner
Name:	Kenneth R. Posner
Title:	Treasurer

Rewards Network Inc.

Waiver to Credit Agreement

Signature Pages

BANK OF AMERICA, N.A., as Agent

By:	/s/ David A. Johanson
Name:	David A. Johanson
Title:	Vice President

Rewards Network Inc.

Waiver to Credit Agreement

Signature Pages

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:	/s/ Chris D. Buckner
Name:	Chris D. Buckner
Title:	Senior Vice President

Rewards Network Inc.

Waiver to Credit Agreement

Signature Pages

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael Perry
Name:	Michael Perry
Title:	Vice President

Rewards Network Inc.

Waiver to Credit Agreement

Signature Pages